Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact

Lynn Pieper

Gilmartin Group

(415) 309-5999

lynn@gilmartinir.com

AtriCure Reports Fourth Quarter and Full Year 2015 Financial Results

•	2015 revenue of $129.8 million – up 20.8% as reported, 23.8% constant currency
•	2015 U.S. sales of $102.2 million – up 27.4%
•	Fourth quarter 2015 revenue of $35.9 million – up 21.9% as reported, 24.0% constant currency

MASON, Ohio – February 23, 2016 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage management, today announced fourth quarter and full year 2015 financial results.

“We are pleased to report strong 2015 results, positioning us well in 2016 as we continue to execute on delivering our portfolio of innovative solutions for atrial fibrillation to the market,” said Mike Carrel, President and Chief Executive Officer of AtriCure. “Fourth quarter performance was marked by continued robust growth from U.S. customers and the successful commercial integration of the nContact acquisition. In the year ahead, we plan to further extend our leadership position as we ramp up our clinical trials, launch several new products into the market, and expand treatment of atrial fibrillation to improve patient lives.”

2015 Financial Results

Revenue for 2015 was $129.8 million, an increase of $22.3 million or 20.8% (23.8% on a constant currency basis), compared to 2014 revenue. Domestic revenue increased 27.4% to $102.2 million, driven by strong sales of ablation-related open-heart products, ablation-related minimally invasive products, and AtriClip products. International revenue was $27.5 million, an increase of $0.3 million or 1.1% (12.9% on a constant currency basis) compared to $27.3 million for 2014. International revenue growth was driven primarily by increases in product sales in Asia, the Benelux region, and the United Kingdom, across all applicable product lines, which offset the decline in the Euro-Dollar exchange rate between years.

Gross profit for 2015 was $92.9 million compared to $75.8 million for 2014. Gross margin for 2015 and 2014 was 71.6% and 70.5%, respectively.

Loss from operations for 2015 was $26.7 million, compared to $16.4 million for 2014. Adjusted EBITDA, a non-GAAP measure, was a loss of $11.4 million for 2015, compared to a $12.0 million loss for 2014. Net loss per share was $0.97 for 2015 and $0.61 for 2014.

Fourth Quarter 2015 Financial Results

Revenue for the fourth quarter of 2015 was $35.9 million, an increase of $6.4 million or 21.9% (24.0% on a constant currency basis), compared to fourth quarter 2014 revenue. Domestic revenue increased 30.7% to $28.9 million, driven by strong sales of ablation-related open-heart products, ablation-related minimally invasive products, and AtriClip products. International revenue was $7.0 million, a decrease of $0.3 million or 4.6% (an increase of 3.8% on a constant currency basis) compared to $7.3 million for the fourth quarter of 2014. International revenue decline was driven primarily by exchange rates and weakness in select distributor markets.

Gross profit for the fourth quarter of 2015 was $25.5 million compared to $20.4 million for the fourth quarter of 2014. Gross margin for the fourth quarter of 2015 and 2014 was 71.2% and 69.4%, respectively.

Operating expenses for the fourth quarter of 2015 increased 43.6%, or $11.0 million, compared to the fourth quarter of 2014. The increase in operating expenses was driven primarily by an increase in selling, clinical, marketing, and training expenses, as well as non-recurring expenses related to the acquisition of nContact.

Loss from operations for the fourth quarter of 2015 was $10.6 million, compared to $4.8 million for the fourth quarter of 2014. Adjusted EBITDA, a non-GAAP measure, was a loss of $6.1 million for the fourth quarter of 2015, compared to a $1.6 million loss for the fourth quarter of 2014. Net loss per share was $0.36 for the fourth quarter of 2015 and $0.20 for the fourth quarter of 2014.

2016 Financial Guidance

Management projects 2016 revenue growth of approximately 25% over full year 2015 at current exchange rates.

Adjusted EBITDA, a non-GAAP measure, is projected to be a loss in the range of $14 to $15 million for 2016 as the Company continues to make strategic investments to drive the long-term growth plan, including several clinical trials, modest expansion of the U.S. field sales team, and ongoing product development efforts. In terms of EPS, this EBITDA range translates into a loss of between $1.12 and $1.22, with the heaviest loss in Q1.  Significant improvements in the adjusted EBITDA loss are expected for 2017, turning to a positive adjusted EBITDA for 2018.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, February 23, 2016 to discuss its fourth quarter and full year 2015 financial results. A live webcast of the conference call will be available online on the Investor page of AtriCure’s corporate website at www.atricure.com. You may also access this call through an operator by calling (855) 307-9214 for domestic callers and (330) 863-3275 for international callers using conference ID number 42156030.

The webcast will be available on AtriCure’s website and a telephonic replay of the call will be available through March 1, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The conference ID number is 42156030.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative atrial fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of atrial fibrillation. AtriCure’s Synergy™ Ablation System is the first and only surgical device approved for the treatment of persistent and longstanding persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip left atrial appendage management (LAAM) exclusion device is the most widely sold device worldwide that’s indicated for the occlusion of the left atrial appendage. The company believes cardiothoracic surgeons are adopting its ablation and LAAM devices for the treatment of Afib and reduction of Afib related complications such as stroke. AtriCure recently acquired nContact, a leader in minimally invasive technology for epicardial ablation. nContact’s mission is to transform the underserved arrhythmia population through a multidisciplinary epicardial-endocardial ablation approach. Afib affects more than 33 million people worldwide. For more information visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, AtriCure’s ability to retain and attract key employees, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to continue to be in compliance with applicable U.S. federal and state and foreign government laws and regulations, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, AtriCure’s ability to raise the capital that may be required to accomplish the foregoing, competition from existing and new products and procedures, including the development of drug or catheter-based technologies, or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, fluctuations in exchange rates for future sales denominated in foreign currency, which represent a majority of AtriCure’s sales outside of the United States, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Domestic Revenue:
Open-heart ablation	$14,498	$12,164	$53,541	$44,662
Minimally invasive ablation	7,149	4,276	21,564	16,050
AtriClip	6,661	4,819	24,377	16,675
Total ablation and AtriClip	28,308	21,259	99,482	77,387
Valve tools	572	838	2,730	2,816
Total domestic	28,880	22,097	102,212	80,203
International Revenue:
Open-heart ablation	3,891	4,270	16,287	16,445
Minimally invasive ablation	2,193	2,108	7,964	7,881
AtriClip	810	768	2,868	2,158
Total ablation and AtriClip	6,894	7,146	27,119	26,484
Valve tools	89	172	424	767
Total international	6,983	7,318	27,543	27,251
Total revenue	35,863	29,415	129,755	107,454
Cost of revenue	10,318	8,995	36,880	31,704
Gross profit	25,545	20,420	92,875	75,750
Operating expenses:
Research and development expenses	7,767	4,997	25,742	18,600
Selling, general and administrative expenses	28,408	20,202	93,853	73,510
Total operating expenses	36,175	25,199	119,595	92,110
Loss from operations	(10,630)	(4,779)	(26,720)	(16,360)
Other (expense) income, net	(268)	(568)	(456)	182
Loss before income tax expense	(10,898)	(5,347)	(27,176)	(16,178)
Income tax expense (benefit)	16	(3)	36	33
Net loss	$(10,914)	$(5,344)	$(27,212)	$(16,211)
Basic and diluted net loss per share	$(0.36)	$(0.20)	$(0.97)	$(0.61)
Weighted average shares used in computing net loss per share:
Basic and diluted	30,634	26,935	28,058	26,374

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$34,578	$59,649
Accounts receivable, net	19,409	17,558
Inventories	17,659	14,257
Other current assets	3,106	2,044
Total current assets	74,752	93,508
Property and equipment, net	31,279	11,552
Long-term investments	7,706	8,894
Goodwill and intangible assets, net	159,032	44,264
Other noncurrent assets	323	186
Total assets	$273,092	$158,404
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$31,138	$21,662
Other current liabilities and current maturities of capital leases	450	3,981
Total current liabilities	31,588	25,643
Capital leases	13,710	74
Other noncurrent liabilities	41,109	149
Total liabilities	86,407	25,866
Stockholders' equity:
Common stock	32	28
Additional paid-in capital	352,900	271,282
Accumulated other comprehensive loss	(611)	(348)
Accumulated deficit	(165,636)	(138,424)
Total stockholders' equity	186,685	132,538
Total liabilities and stockholders' equity	$273,092	$158,404

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(27,212)	$(16,211)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	8,997	7,571
Depreciation and amortization of intangible assets	6,278	4,774
Amortization of deferred financing costs	61	113
Loss on disposal of property and equipment	276	118
Realized loss from foreign exchange on intercompany transactions	434	544
Amortization/accretion on investments	577	500
Change in allowance for doubtful accounts	144	(34)
Change in fair value of contingent consideration	—	(8,032)
Other	—	95
Changes in operating assets and liabilities
Accounts receivable	(900)	(4,168)
Inventories	(2,950)	(4,343)
Other current assets	(928)	307
Accounts payable and accrued liabilities	7,083	(2,791)
Other non-current assets and liabilities	298	(43)
Net cash used in operating activities	(7,842)	(21,600)
Cash flows from investing activities:
Purchases of available-for-sale securities	(19,525)	(41,107)
Sales and maturities of available-for-sale securities	40,602	19,614
Purchases of property and equipment	(13,445)	(5,508)
Cash paid for nContact business combination	(7,581)	—
Increases in property under build-to-suit obligation	(10,552)	(3,699)
Net proceeds from the sale of equipment	—	77
Net cash used in investing activities	(10,501)	(30,623)
Cash flows from financing activities:
Net proceeds from sale of stock	—	65,830
Payments on debt and capital leases	(263)	(6,382)
Increases in build-to-suit obligation	10,552	3,699
Proceeds from economic incentive loan	340	—
Payment of debt fees and premium on retirement of debt	(62)	(181)
Proceeds from stock option exercises	2,703	1,916
Shares repurchased for payment of taxes on stock awards	(782)	(331)
Proceeds from issuance of common stock under employee stock purchase plan	1,539	1,320
Payment of stock issuance fees	(66)
Net cash provided by financing activities	13,961	65,871
Effect of exchange rate changes on cash and cash equivalents	(238)	(156)
Net (decrease) increase in cash and cash equivalents	(4,620)	13,492
Cash and cash equivalents - beginning of period	28,384	14,892
Cash and cash equivalents - end of period	$23,764	$28,384

Supplemental cash flow information:
Cash paid for interest	$232	$115
Cash paid for income taxes	20	146
Noncash investing and financing activities:
Accrued purchases of property and equipment	1,277	547
Assets acquired through capital lease	50	47
Capital lease asset early termination	—	38
Stock issuance in business combinations	69,054	—
Contingent consideration in business combinations	40,207	—

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)

Reconciliation of Non-GAAP Adjusted Loss (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net loss, as reported	$(10,914)	$(5,344)	$(27,212)	$(16,211)
Income tax expense (benefit)	16	(3)	36	33
Other expense (income), net (a)	268	568	456	(182)
Depreciation and amortization expense	2,066	1,303	6,278	4,774
Share-based compensation expense	2,464	1,867	8,997	7,571
Change in fair value of contingent consideration	—	—	—	(8,032)
Non-GAAP adjusted loss (adjusted EBITDA)	$(6,100)	$(1,609)	$(11,445)	$(12,047)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
(a) Other includes:
Net interest expense (income)	$193	$(17)	$102	$209
Grant income	—	—	(35)	(731)
Loss due to exchange rate fluctuation	82	493	339	523
Non-employee stock option expense (income)	—	92	57	(183)
Other	(7)	—	(7)	—
Other expense (income), net	$268	$568	$456	$(182)